UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 2, 2008
HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-24381 (Commission File Number)	75-1386375 (IRS Employer Identification No.)

3601 Plains Blvd. Amarillo, Texas 79102 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (806) 351-2300
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In a press released dated May 2, 2008, Hastings Entertainment, Inc. (“Hastings” or the “Company”) announced that Sue Dasse, age 54, will join the Company as Vice President of Stores, effective May 19, 2008. Ms. Dasse previously served as Vice President of Store Operations, Waldenbooks and later as Senior Vice President of Stores, Borders Specialty Retail for Borders Group, Inc. Most recently, Ms. Dasse served as Vice President of Store Operations, Catherines Plus Sizes, for Charming Shoppes, Inc., a leading multi-channel specialty apparel retailer that primarily focuses on plus-size women’s apparel.
Ms. Dasse’s employment will be subject to an employment agreement. She will receive a salary of $200,000 per year. She will be eligible for an annual bonus ranging from 0% to 88.5% of eligible salary.
Ms. Dasse will be granted options covering 20,000 shares of the Company’s Common Stock, $0.01 par value per share. These options will be granted at the fair market value of the stock on the grant date, and they will vest ratably over five years and expire over ten years.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release dated May 2, 2008

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

HASTINGS ENTERTAINMENT, INC.
INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated May 2, 2008